UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

Kemper Corporation

(Exact name of registrant as specified in its charter)

DE	001-18298	95-4255452
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(IRS Employer Identification No.)

One East Wacker Drive, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2014, Kemper Corporation (the “Company”) issued $150,000,000 aggregate principal amount of its 7.375% Subordinated Debentures due 2054 (the “Debentures”). The Debentures were issued under an indenture, dated as of February 27, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 27, 2014 (the “Supplemental Indenture”), between the Company and the Trustee. The parties entered into the Indenture and the Supplemental Indenture on February 27, 2014.

The Debentures bear interest at an annual rate of 7.375%, payable on February 27, May 27, August 27 and November 27 of each year, commencing May 27, 2014. The Debentures will mature on February 27, 2054. So long as no event of default with respect to the Debentures has occurred and is continuing, the Company may, on one or more occasions, defer interest payments on the Debentures for one or more optional deferral periods of up to five consecutive years without giving rise to an event of default under the terms of the Debentures. During a deferral period, interest will continue to accrue at the interest rate on the Debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law.

The Company may redeem the Debentures in whole at any time or in part from time to time on or after February 27, 2019, at a redemption price that is equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption, provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures must remain outstanding after giving effect to such redemption. The Company may redeem the Debentures in whole, but not in part, at any time prior to February 27, 2019, within 90 days of the occurrence of certain tax events and rating agency events, at specified redemption prices.

The Indenture, as supplemented by the first Supplemental Indenture, contains events of default with respect to the Debentures based on a default in payment of principal or any premium when due, a default for 30 days in payment of any interest when due (subject to the Company’s right to defer interest payments) and specified events of bankruptcy, insolvency or reorganization. If an event of default occurs and is continuing with respect to the Debentures, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures may declare the principal amount of all of the Debentures to be due and payable immediately. If an event of default occurs because of specified events of bankruptcy, insolvency or reorganization, the principal amount of all the Debentures will automatically be accelerated, without any action by the Trustee or any holder thereof.

The Company has entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. The Trustee serves as trustee with respect to outstanding debt securities of the Company other than the Debentures. The Bank of New York Mellon, an affiliate of the Trustee, is a lender under the Company’s credit facility. BNY Mellon Capital Markets, LLC, an affiliate of the Trustee, acted as an underwriter in connection with the issuance of the Debentures.

The foregoing description of the Indenture, the Supplemental Indenture and the Debentures does not purport to be complete and is qualified in its entirety by reference to the full text of such documents. The Indenture and the Supplemental Indenture (including the form of the Debentures) are filed as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Indenture, the Supplemental Indenture and the Debentures is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01	Other Events.

On February 20, 2014, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), in connection with the sale and issuance by the Company of the Debentures. Pursuant to the Underwriting Agreement, the Company agreed to sell $150,000,000 aggregate principal amount of the Debentures to the Underwriters, and the Underwriters agreed to purchase the Debentures for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Company sold the Debentures to the Underwriters at an issue price of $24.2125 per $25 principal amount thereof. The Underwriters offered the Debentures to the public at a price of $25 per $25 principal amount thereof. The net proceeds to the Company from the sale of the Debentures, after deducting underwriting discounts and Company’s estimated expenses related to the offering of the Debentures, were approximately $144.2 million. The Company intends to use the net proceeds from the sale of the Debentures for working capital and other general corporate purposes, which may include retirement of a portion of the Company’s existing debt on or before its scheduled maturity date.

The Debentures were offered and sold pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (Registration No. 333-194032) filed with the Securities and Exchange Commission on February 19, 2014 and supplemented by a prospectus supplement, dated February 20, 2014, related to the offering of the Debentures.

Affiliates of the following Underwriters are agents and/or lenders under the Company’s revolving credit facility: BNY Mellon Capital Markets, LLC, Fifth Third Securities, Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC. J.P. Morgan Securities LLC and Wells Fargo Securities, LLC also acted as joint bookrunners and joint lead arrangers under the Company’s revolving credit facility.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document. The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated February 20, 2014, between Kemper Corporation and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of February 27, 2014, between Kemper Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

4.2	First Supplemental Indenture dated as of February 27, 2014, between Kemper Corporation and the Trustee (including the form of 7.375% Subordinated Debentures due 2054).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 27, 2014	KEMPER CORPORATION

/s/ Christopher L. Moses
Name: Christopher L. Moses
Title: Vice President and Treasurer

Exhibit Index

1.1	Underwriting Agreement, dated February 20, 2014, between Kemper Corporation and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of February 27, 2014, between Kemper Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

4.2	First Supplemental Indenture dated as of February 27, 2014, between Kemper Corporation and the Trustee (including the form of 7.375% Subordinated Debentures due 2054).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1).